Exhibit 99.1

For Release: August 1, 2011	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
Email: wamplerwes@ntelos.com

NTELOS Holdings Corp. Announces Appointment of

Mike Moneymaker as President and Chief Financial Officer of

Wireline Business Following Spin-Off

Appointment of Steb Chandor as Successor NTELOS

Chief Financial Officer

WAYNESBORO, VA – August 1, 2011 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in seven Mid-Atlantic states, today announced the appointment of Michael B. Moneymaker, the Company’s current Executive Vice President, Chief Financial Officer, Treasurer and Secretary, as President and Chief Financial Officer of the Company’s wireline business, effective upon the spin-off of the Company’s wireline business into an independent, publicly traded company. Mr. Moneymaker would serve on the wireline business board of directors upon the spin-off. The Company also announced that the Board of Directors intends for Mr. Moneymaker to succeed James A. Hyde as the Chief Executive Officer of the wireline business following a post spin-off transition period, and that Mr. Hyde would continue to serve on the wireline business’s board of directors.

The Company further announced the appointment of Stebbins B. Chandor, Jr., as Executive Vice President of NTELOS. Mr. Chandor will succeed Mr. Moneymaker as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary upon the effective date of the spin-off of the wireline business.

Mr. Chandor served as Executive Vice President and Chief Financial Officer of iPCS, Inc. (“iPCS”) from March 2004 to December 4, 2009, the closing date of Sprint Nextel Corporation’s acquisition of iPCS. Previously Mr. Chandor served in other executive management positions with iPCS and with Metro One Telecommunications, Inc. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms.

“I am delighted with the exciting leadership announcements we are making today. Both Mike and Steb are strong leaders who will bring experience, vision and excellent execution skills to our two companies in their respective roles. They also have tremendous capital markets and investor relations experience and are well respected on Wall Street,” said James A. Hyde, Chief Executive Officer of NTELOS. “Mike’s planned succession to CEO is well earned and a positive for our shareholders, as he has directed strong financial results and solid capitalization strategies for many years as NTELOS’ Chief Financial Officer.”

###

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Maryland and North Carolina, including nationwide wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include the risk that the anticipated benefits from the proposed separation may be outweighed by possible negative effects of the proposed separation on either NTELOS’s or The New Wireline Company’s business operations or financial performance. These risks also include but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; failure to complete the business separation of the wireless and wireline operations in an orderly fashion as currently structured; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.